The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Second-Quarter 2019 Results

Cincinnati, July 30, 2019 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•	Second-quarter 2019 net income of $428 million, or $2.59 per share, compared with $217 million, or $1.32 per share, in the second quarter of 2018.

•	$7 million or 5% increase in non-GAAP operating income* to $140 million, or 85 cents per share, compared with $133 million, or 81 cents per share, in the second quarter of last year.

•
$211 million increase in second-quarter 2019 net income, primarily due to the after-tax net effect of a $204 million increase in net investment gains and a $9 million increase in after-tax property casualty underwriting income.

•	$55.92 book value per share at June 30, 2019, a record high, up $7.82 or 16.3% since year-end.

•	18.6% value creation ratio for the first six months of 2019, compared with negative 1.1% for the 2018 period.
Financial Highlights

(Dollars in millions, except per share data)	Three months ended June 30,			Six months ended June 30,
	2019	2018	% Change	2019	2018	% Change
Revenue Data
Earned premiums	$1,384	$1,294	7	$2,717	$2,554	6
Investment income, net of expenses	160	154	4	317	304	4
Total revenues	1,913	1,558	23	4,072	2,782	46
Income Statement Data
Net income	$428	$217	97	$1,123	$186	504
Investment gains and losses, after-tax	288	84	243	811	(67)	nm
Non-GAAP operating income*	$140	$133	5	$312	$253	23
Per Share Data (diluted)
Net income	$2.59	$1.32	96	$6.81	$1.12	508
Investment gains and losses, after-tax	1.74	0.51	241	4.92	(0.41)	nm
Non-GAAP operating income*	$0.85	$0.81	5	$1.89	$1.53	24

Book value				$55.92	$48.68	15
Cash dividend declared	$0.56	$0.53	6	$1.12	$1.06	6
Diluted weighted average shares outstanding	165.2	164.5	0	164.9	165.0	0

*
The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.

**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.

CINF 2Q19 Release 1

Insurance Operations Second-Quarter Highlights

•	96.5% second-quarter 2019 property casualty combined ratio, improved from 97.2% for the second quarter of 2018.

•	9% growth in second-quarter net written premiums, reflecting price increases and premium growth initiatives.

•
$212 million second-quarter 2019 property casualty new business written premiums, up 17%. Agencies appointed since the beginning of 2018 contributed $25 million or 12% of total new business written premiums.

•	$8 million of life insurance subsidiary net income, down $9 million from the second quarter of 2018, and 7% growth in second-quarter 2019 term life insurance earned premiums.
Investment and Balance Sheet Highlights

•	4% or $6 million increase in second-quarter 2019 pretax investment income, including a 14% increase for stock portfolio dividends and a 1% decrease for bond interest income.

•	Three-month increase of 4% in fair value of total investments at June 30, 2019, including a 7% increase for the stock portfolio and a 3% increase for the bond portfolio.

•	$2.939 billion parent company cash and marketable securities at June 30, 2019, up 19% from year-end 2018.

Diversification Improving Results
Steven J. Johnston, president and chief executive officer, commented: “Higher insurance underwriting profits in the second quarter – up 33% – supported by steadily rising income from our investment portfolio improved our non-GAAP operating income 5% compared with last year’s second quarter result.
“Spring storms across the country impacted our policyholders, including powerful tornadoes that hit in Dayton, Ohio, just a short drive from our headquarters office, resulting in nearly $130 million in losses. I’m proud of our associates who jumped into action, comforting those who had experienced damage and getting them moving toward recovery.
“Despite a 2.9-point ratio increase in weather-related catastrophe losses, our second-quarter combined ratio of 96.5% improved 0.7 points compared with last year’s result.
“In the past five years, our E&S net written premiums have nearly doubled, we launched Cincinnati ReSM and we acquired Cincinnati Global. Those areas were among our most profitable during the second quarter and contributed to our performance exceeding last year’s results. Supporting our belief that our focus on diversification and segmentation is paying off, our first half 2019 combined ratio of 94.8% is our best result in the past six years.”
Balancing Growth and Profitability
“Second-quarter property casualty new business written premiums topped $200 million for the first time in any single quarter, growing 17% compared with last year, as production from recently appointed agencies accelerates.
“Total property casualty net written premiums saw double-digit growth for the first six months, increasing 10% compared with the first half of 2018. Overall renewal pricing trends developed satisfactorily with standard and excess and surplus commercial lines policies averaging percentage increases in the low-single-digit range and personal lines experiencing rate change percentages that averaged in the mid-single-digit range.
“By seeking increased pricing on those accounts that need it most and remaining very competitive on our agents' best-performing accounts, we are able to maintain a nice balance between growth and profitability.”
Book Value at Record High
“At June 30, our book value again reached a record high, increasing 16.3% since December 31, 2018. Consolidated cash and total investments also reached a new high, topping $19 billion.
“Our ample capital allows us to execute on our long-term strategies and, at the same time continue to pay dividends to shareholders. Our value creation ratio, which considers the dividends we pay as well as growth in book value, was 18.6% for the first half of 2019, above our 10% to 13% average annual target for this measure.”

CINF 2Q19 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2019	2018	% Change	2019	2018	% Change
Earned premiums	$1,317	$1,230	7	$2,584	$2,430	6
Fee revenues	2	3	(33)	5	6	(17)
Total revenues	1,319	1,233	7	2,589	2,436	6

Loss and loss expenses	863	821	5	1,653	1,612	3
Underwriting expenses	408	376	9	797	759	5
Underwriting profit	$48	$36	33	$139	$65	114

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	65.6%	66.7%	(1.1)	64.0%	66.3%	(2.3)
Underwriting expenses	30.9	30.5	0.4	30.8	31.2	(0.4)
Combined ratio	96.5%	97.2%	(0.7)	94.8%	97.5%	(2.7)

			% Change			% Change
Agency renewal written premiums	$1,186	$1,150	3	$2,316	$2,233	4
Agency new business written premiums	212	181	17	393	340	16
Other written premiums	78	18	333	148	34	335
Net written premiums	$1,476	$1,349	9	$2,857	$2,607	10

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	60.9%	62.2%	(1.3)	61.5%	63.5%	(2.0)
Current accident year catastrophe losses	11.1	7.1	4.0	8.4	6.1	2.3
Prior accident years before catastrophe losses	(5.3)	(2.6)	(2.7)	(5.4)	(3.0)	(2.4)
Prior accident years catastrophe losses	(1.1)	0.0	(1.1)	(0.5)	(0.3)	(0.2)
Loss and loss expense ratio	65.6%	66.7%	(1.1)	64.0%	66.3%	(2.3)

Current accident year combined ratio before catastrophe losses	91.8%	92.7%	(0.9)	92.3%	94.7%	(2.4)

•
$127 million or 9% growth of second-quarter 2019 property casualty net written premiums, and six-month growth of 10%, reflecting premium growth initiatives and price increases. Second-quarter growth included contributions of 2% from Cincinnati Re and 3% from Cincinnati Global Underwriting Ltd.SM, formerly known as MSP.

•
$31 million or 17% increase in second-quarter 2019 new business premiums written by agencies and six-month growth of 16%. The second-quarter growth included an $11 million increase in standard market property casualty production from agencies appointed since the beginning of 2018.

•	92 new agency appointments in the first six months of 2019, including 37 that market only our personal lines products.

•
0.7 percentage-point improvement in the second-quarter 2019 combined ratio and a 2.7 percentage-point improvement for the six-month period, despite increases for losses from natural catastrophes of 2.9 points for the second quarter of 2019 and 2.1 points the six-month period.

•	6.4 percentage-point second-quarter 2019 benefit from favorable prior accident year reserve development of $84 million, compared with 2.6 points or $31 million for second-quarter 2018.

•	5.9 percentage-point six-month 2019 benefit from favorable prior accident year reserve development, compared with 3.3 points for the first six months of 2018.

•
2.0 percentage-point decrease, to 61.5%, for the six-month 2019 ratio of current accident year losses and loss expenses before catastrophes, including a decrease of 0.7 points in the ratio for current accident year losses of $1 million or more per claim, and lower noncatastrophe weather-related losses representing approximately 0.6 points of the decrease.

•
0.4 percentage-point decrease in the first-half 2019 underwriting expense ratio, compared with the same period of 2018, keeping generally in line with our longer-term historical average and reflecting higher earned premiums and ongoing expense management.

CINF 2Q19 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2019	2018	% Change	2019	2018	% Change
Earned premiums	$823	$812	1	$1,633	$1,602	2
Fee revenues	1	—	nm	2	2	0
Total revenues	824	812	1	1,635	1,604	2

Loss and loss expenses	550	510	8	1,031	1,029	0
Underwriting expenses	262	255	3	516	513	1
Underwriting profit	$12	$47	(74)	$88	$62	42

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	66.8%	62.9%	3.9	63.1%	64.2%	(1.1)
Underwriting expenses	31.8	31.3	0.5	31.6	32.0	(0.4)
Combined ratio	98.6%	94.2%	4.4	94.7%	96.2%	(1.5)

			% Change			% Change
Agency renewal written premiums	$767	$758	1	$1,566	$1,529	2
Agency new business written premiums	137	118	16	257	222	16
Other written premiums	(25)	(20)	(25)	(48)	(41)	(17)
Net written premiums	$879	$856	3	$1,775	$1,710	4

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	61.2%	61.3%	(0.1)	62.1%	63.7%	(1.6)
Current accident year catastrophe losses	12.7	6.8	5.9	8.4	5.3	3.1
Prior accident years before catastrophe losses	(6.1)	(4.9)	(1.2)	(6.5)	(4.2)	(2.3)
Prior accident years catastrophe losses	(1.0)	(0.3)	(0.7)	(0.9)	(0.6)	(0.3)
Loss and loss expense ratio	66.8%	62.9%	3.9	63.1%	64.2%	(1.1)

Current accident year combined ratio before catastrophe losses	93.0%	92.6%	0.4	93.7%	95.7%	(2.0)

•
$23 million or 3% increase in second-quarter 2019 commercial lines net written premiums, including higher renewal and new business written premiums. Four percent increase in six-month net written premiums.

•
$9 million or 1% increase in second-quarter renewal written premiums, with commercial lines average renewal pricing increases in the low-single-digit percent range, and including commercial auto increases in the high-single-digit range.

•	$19 million or 16% increase in second-quarter 2019 new business written by agencies, reflecting growth for each major line of business. For the six-month period, the increase was also 16 percent.

•	4.4 percentage-point second-quarter 2019 combined ratio increase, reflecting an increase of 5.2 points for losses from natural catastrophes.

•	1.5 percentage-point improvement in the six-month 2019 combined ratio, despite increases for losses from natural catastrophes of 2.8 points

•	7.1 percentage-point second-quarter 2019 benefit from favorable prior accident year reserve development of $58 million, compared with 5.2 points or $42 million for second-quarter 2018.

•	7.4 percentage-point six-month 2019 benefit from favorable prior accident year reserve development, compared with 4.8 points for the first six months of 2018.

CINF 2Q19 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2019	2018	% Change	2019	2018	% Change
Earned premiums	$348	$331	5	$692	$656	5
Fee revenues	1	2	(50)	2	3	(33)
Total revenues	349	333	5	694	659	5

Loss and loss expenses	240	269	(11)	490	507	(3)
Underwriting expenses	104	96	8	203	193	5
Underwriting profit (loss)	$5	$(32)	nm	$1	$(41)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	68.9%	81.1%	(12.2)	70.7%	77.2%	(6.5)
Underwriting expenses	30.0	29.0	1.0	29.4	29.5	(0.1)
Combined ratio	98.9%	110.1%	(11.2)	100.1%	106.7%	(6.6)

			% Change			% Change
Agency renewal written premiums	$365	$342	7	$647	$606	7
Agency new business written premiums	47	46	2	82	85	(4)
Other written premiums	(10)	(7)	(43)	(18)	(13)	(38)
Net written premiums	$402	$381	6	$711	$678	5

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	62.1%	66.6%	(4.5)	61.4%	65.5%	(4.1)
Current accident year catastrophe losses	11.0	9.6	1.4	10.9	9.3	1.6
Prior accident years before catastrophe losses	(3.2)	4.3	(7.5)	(2.3)	2.1	(4.4)
Prior accident years catastrophe losses	(1.0)	0.6	(1.6)	0.7	0.3	0.4
Loss and loss expense ratio	68.9%	81.1%	(12.2)	70.7%	77.2%	(6.5)

Current accident year combined ratio before catastrophe losses	92.1%	95.6%	(3.5)	90.8%	95.0%	(4.2)

•
$21 million or 6% increase in second-quarter 2019 personal lines net written premiums, driven by higher renewal written premiums that benefited from rate increases averaging in the mid-single-digit percent range, including personal auto increases near the low end of the high-single-digit range. Net written premiums from our agencies’ high net worth clients grew 35%. Five percent increase in six-month net written premiums.

•	$1 million or 2% increase in second-quarter 2019 new business written by agencies, and a six-month decrease of 4%, reflecting pricing discipline.

•
11.2 percentage-point improvement in the second-quarter 2019 combined ratio and improvement of 6.6 points for the six-month period, primarily due to better experience in the ratio for current accident year loss and loss expenses before catastrophe losses and favorable reserve development on prior accident years.

•
4.2 percentage-point second-quarter 2019 benefit from favorable prior accident year reserve development of $14 million, compared with unfavorable development of 4.9 points or $17 million for second-quarter 2018.

•	1.6 percentage-point six-month 2019 benefit from favorable prior accident year reserve development, compared with unfavorable development of 2.4 points for the first six months of 2018.

CINF 2Q19 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2019	2018	% Change	2019	2018	% Change
Earned premiums	$67	$57	18	$130	$113	15
Fee revenues	—	1	nm	1	1	0
Total revenues	67	58	16	131	114	15

Loss and loss expenses	29	29	0	62	50	24
Underwriting expenses	21	16	31	41	33	24
Underwriting profit	$17	$13	31	$28	$31	(10)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	45.1%	48.5%	(3.4)	48.3%	44.0%	4.3
Underwriting expenses	31.0	29.1	1.9	31.4	29.3	2.1
Combined ratio	76.1%	77.6%	(1.5)	79.7%	73.3%	6.4

			% Change			% Change
Agency renewal written premiums	$54	$50	8	$103	$98	5
Agency new business written premiums	28	17	65	54	33	64
Other written premiums	(4)	(3)	(33)	(8)	(6)	(33)
Net written premiums	$78	$64	22	$149	$125	19

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	50.8%	56.9%	(6.1)	53.1%	55.8%	(2.7)
Current accident year catastrophe losses	0.7	1.0	(0.3)	0.5	1.4	(0.9)
Prior accident years before catastrophe losses	(6.2)	(9.6)	3.4	(5.2)	(13.3)	8.1
Prior accident years catastrophe losses	(0.2)	0.2	(0.4)	(0.1)	0.1	(0.2)
Loss and loss expense ratio	45.1%	48.5%	(3.4)	48.3%	44.0%	4.3

Current accident year combined ratio before catastrophe losses	81.8%	86.0%	(4.2)	84.5%	85.1%	(0.6)

•
$14 million or 22% increase in second-quarter 2019 excess and surplus lines net written premiums, including higher renewal written premiums that benefited from rate increases averaging in the low-single-digit percent range. Nineteen percent increase in six-month net written premiums.

•
$11 million increase in second-quarter new business written by agencies, reflecting more opportunities in the marketplace for insurance companies to obtain higher premium rates, plus our additional marketing efforts.

•
1.5 percentage-point improvement in the second-quarter 2019 combined ratio and an increase of 6.4 points for the six-month period, with the six-month increase primarily due to less favorable prior accident year reserve development.

•	6.4 percentage-point second-quarter 2019 benefit from favorable prior accident year reserve development of $5 million, compared with 9.4 points or $4 million for second-quarter 2018.

•	5.3 percentage-point six-month 2019 benefit from favorable prior accident year reserve development, compared with 13.2 points for the first six months of 2018.

CINF 2Q19 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2019	2018	% Change	2019	2018	% Change
Term life insurance	$47	$44	7	$92	$85	8
Universal life insurance	10	9	11	20	18	11
Other life insurance, annuity, and disability income products	10	11	(9)	21	21	0
Earned premiums	67	64	5	133	124	7
Investment income, net of expenses	38	38	0	76	76	0
Investment gains and losses, net	(1)	—	nm	(2)	—	nm
Fee revenues	1	1	0	2	2	0
Total revenues	105	103	2	209	202	3
Contract holders’ benefits incurred	73	62	18	143	125	14
Underwriting expenses incurred	22	19	16	44	39	13
Total benefits and expenses	95	81	17	187	164	14
Net income before income tax	10	22	(55)	22	38	(42)
Income tax	2	5	(60)	4	8	(50)
Net income of the life insurance subsidiary	$8	$17	(53)	$18	$30	(40)

•
$3 million or 5% increase in second-quarter 2019 earned premiums. Growth was largely due to a second-quarter 2019 increase of 7% and a six-month increase of 8% for term life insurance, our largest life insurance product line.

•	$12 million or 40% decrease in six-month 2019 life insurance subsidiary net income, primarily due to increased mortality expense.

•	$131 million or 12% six-month 2019 increase to $1.188 billion in GAAP shareholders’ equity for the life insurance subsidiary, primarily from an increase in unrealized investment gains.

CINF 2Q19 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2019	2018	% Change	2019	2018	% Change
Investment income, net of expenses	$160	$154	4	$317	$304	4
Investment interest credited to contract holders’	(25)	(24)	(4)	(49)	(48)	(2)
Investment gains and losses, net	364	105	247	1,027	(86)	nm
Investments profit	$499	$235	112	$1,295	$170	nm

Investment income:
Interest	$111	$112	(1)	$222	$222	0
Dividends	50	44	14	96	86	12
Other	2	1	100	5	2	150
Less investment expenses	3	3	0	6	6	0
Investment income, pretax	160	154	4	317	304	4
Less income taxes	25	23	9	49	46	7
Total investment income, after-tax	$135	$131	3	$268	$258	4

Investment returns:
Average invested assets plus cash and cash equivalents	$18,648	$17,271		$18,194	$17,352
Average yield pretax	3.43%	3.57%		3.48%	3.50%
Average yield after-tax	2.90	3.03		2.95	2.97
Effective tax rate	15.6	15.2		15.6	15.3
Fixed-maturity returns:
Average amortized cost	$10,783	$10,458		$10,738	$10,433
Average yield pretax	4.12%	4.28%		4.13%	4.26%
Average yield after-tax	3.43	3.58		3.45	3.56
Effective tax rate	16.6	16.3		16.6	16.3

•	$6 million or 4% rise in second-quarter 2019 pretax investment income, including a 14% increase in equity portfolio dividends and a 1% decrease in interest income.

•
$564 million second-quarter 2019 pretax total investment gains, summarized on the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Investment gains and losses on equity securities sold, net	$11	$4	$23	$7
Unrealized gains and losses on equity securities still held, net	355	101	999	(97)
Investment gains and losses on fixed-maturity securities, net	(1)	2	1	6
Other	(1)	(2)	4	(2)
Subtotal - investment gains and losses reported in net income	364	105	1,027	(86)
Change in unrealized investment gains and losses - fixed maturities	200	(80)	442	(301)
Total	$564	$25	$1,469	$(387)

CINF 2Q19 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At June 30,	At December 31,
	2019	2018
Total investments	$18,603	$16,732
Total assets	24,337	21,935
Short-term debt	37	32
Long-term debt	788	788
Shareholders’ equity	9,131	7,833
Book value per share	55.92	48.10
Debt-to-total-capital ratio	8.3%	9.5%

•	$19.406 billion in consolidated cash and total investments at June 30, 2019, an increase of 11% from $17.516 billion at year-end 2018.

•
$11.320 billion bond portfolio at June 30, 2019, with an average rating of A2/A. Fair value increased $298 million during the second quarter of 2019, including $69 million in net purchases of fixed-maturity securities.

•
$7.012 billion equity portfolio was 37.7% of total investments, including $3.541 billion in appreciated value before taxes at June 30, 2019. Second-quarter 2019 increase in fair value of $441 million or 7%.

•
$5.325 billion of statutory surplus for the property casualty insurance group at June 30, 2019, up $406 million from $4.919 billion at year-end 2018, after declaring $300 million in dividends to the parent company. For the 12 months ended June 30, 2019, the ratio of net written premiums to surplus was 1.0-to-1, matching year-end 2018.

•
$3.04 second-quarter 2019 increase in book value per share, including additions of $0.86 from net income before investment gains, $2.73 from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities and $0.01 for other items, partially offset by a deduction of $0.56 from dividends declared to shareholders.

•
Value creation ratio of 18.6% for the first six months of 2019, including 4.0% from net income before investment gains, which includes underwriting and investment income, 14.7% from investment portfolio net investment gains and changes in unrealized gains for fixed-maturity securities, in addition to negative 0.1% from other items.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.

About Cincinnati Financial
Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

CINF 2Q19 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2018 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 33.
Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•	Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance

•	Inadequate estimates, assumptions or reliance on third-party data used for critical accounting estimates

•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value

•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Domestic and global events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:

◦	Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)

◦	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

◦	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities

•	Our inability to integrate Cincinnati Global and its subsidiaries into our on-going operations, or disruptions to our on-going operations due to such integration

•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies

•
Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws

•	Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products

•
Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness

•	Increased competition that could result in a significant reduction in the company’s premium volume

•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

•
Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers

•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability

•	Inability of our subsidiaries to pay dividends consistent with current or past levels

•
Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

◦	Downgrades of the company’s financial strength ratings

◦	Concerns that doing business with the company is too difficult

◦	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

◦	Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace

CINF 2Q19 Release 10

•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:

◦	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates

◦	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

◦	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

◦
Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

◦	Increase our provision for federal income taxes due to changes in tax law

◦	Increase our other expenses

◦	Limit our ability to set fair, adequate and reasonable rates

◦	Place us at a disadvantage in the marketplace

◦	Restrict our ability to execute our business model, including the way we compensate agents

•	Adverse outcomes from litigation or administrative proceedings

•
Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•
Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
Further, the company’s insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

CINF 2Q19 Release 11

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)			June 30,	December 31,
			2019	2018
Assets
Investments			$18,603	$16,732
Cash and cash equivalents			803	784
Premiums receivable			1,913	1,644
Reinsurance recoverable			515	484
Deferred policy acquisition costs			786	738
Other assets			1,717	1,553
Total assets			$24,337	$21,935

Liabilities
Insurance reserves			$8,807	$8,486
Unearned premiums			2,896	2,516
Deferred income tax			932	627
Long-term debt and lease obligations			847	834
Other liabilities			1,724	1,639
Total liabilities			15,206	14,102

Shareholders’ Equity
Common stock and paid-in capital			1,683	1,678
Retained earnings			8,566	7,625
Accumulated other comprehensive income			364	22
Treasury stock			(1,482)	(1,492)
Total shareholders' equity			9,131	7,833
Total liabilities and shareholders' equity			$24,337	$21,935

(Dollars in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenues
Earned premiums	$1,384	$1,294	$2,717	$2,554
Investment income, net of expenses	160	154	317	304
Investment gains and losses, net	364	105	1,027	(86)
Other revenues	5	5	11	10
Total revenues	1,913	1,558	4,072	2,782

Benefits and Expenses
Insurance losses and contract holders' benefits	936	883	1,796	1,737
Underwriting, acquisition and insurance expenses	430	395	841	798
Interest expense	13	13	26	26
Other operating expenses	4	3	12	7
Total benefits and expenses	1,383	1,294	2,675	2,568

Income Before Income Taxes	530	264	1,397	214

Provision for Income Taxes	102	47	274	28

Net Income	$428	$217	$1,123	$186

Per Common Share:
Net income—basic	$2.62	$1.33	$6.89	$1.13
Net income—diluted	2.59	1.32	6.81	1.12

CINF 2Q19 Release 12

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•
Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•
Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.

•
Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

CINF 2Q19 Release 13

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net income	$428	$217	$1,123	$186
Less:
Investment gains and losses, net	364	105	1,027	(86)
Income tax on investment gains and losses	(76)	(21)	(216)	19
Investment gains and losses, after-tax	288	84	811	(67)
Non-GAAP operating income	$140	$133	$312	$253

Diluted per share data:
Net income	$2.59	$1.32	$6.81	$1.12
Less:
Investment gains and losses, net	2.20	0.64	6.23	(0.52)
Income tax on investment gains and losses	(0.46)	(0.13)	(1.31)	0.11
Investment gains and losses, after-tax	1.74	0.51	4.92	(0.41)
Non-GAAP operating income	$0.85	$0.81	$1.89	$1.53

Life Insurance Reconciliation

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net income of the life insurance subsidiary	$8	$17	$18	$30
Investment gains and losses, net	(1)	—	(2)	—
Income tax on investment gains and losses	—	—	—	—
Non-GAAP operating income	9	17	20	30

Investment income, net of expenses	(38)	(38)	(76)	(76)
Investment income credited to contract holders’	25	24	49	48
Income tax excluding tax on investment gains and losses, net	2	5	4	8
Life insurance segment profit (loss)	$(2)	$8	$(3)	$10

CINF 2Q19 Release 14

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended June 30, 2019
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,476	$879	$402	$78	$117
Unearned premiums change	(159)	(56)	(54)	(11)	(38)
Earned premiums	$1,317	$823	$348	$67	$79

Underwriting profit	$48	$12	$5	$17	$14

(Dollars in millions)	Six months ended June 30, 2019
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$2,857	$1,775	$711	$149	$222
Unearned premiums change	(273)	(142)	(19)	(19)	(93)
Earned premiums	$2,584	$1,633	$692	$130	$129

Underwriting profit	$139	$88	$1	$28	$22

(Dollars in millions)	Three months ended June 30, 2018
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,349	$856	$381	$64	$48
Unearned premiums change	(119)	(44)	(50)	(7)	(18)
Earned premiums	$1,230	$812	$331	$57	$30

Underwriting profit (loss)	$36	$47	$(32)	$13	$8

(Dollars in millions)	Six months ended June 30, 2018
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$2,607	$1,710	$678	$125	$94
Unearned premiums change	(177)	(108)	(22)	(12)	(35)
Earned premiums	$2,430	$1,602	$656	$113	$59

Underwriting profit (loss)	$65	$62	$(41)	$31	$13

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on dollar amounts in thousands.
*Included in Other are the results of Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global, acquired on February 28, 2019.

CINF 2Q19 Release 15

Cincinnati Financial Corporation
Other Measures

•
Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.

•
Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Value creation ratio:
End of period book value*	$55.92	$48.68	$55.92	$48.68
Less beginning of period book value	52.88	48.42	48.10	50.29
Change in book value	3.04	0.26	7.82	(1.61)
Dividend declared to shareholders	0.56	0.53	1.12	1.06
Total value creation	$3.60	$0.79	$8.94	$(0.55)

Value creation ratio from change in book value**	5.7%	0.5%	16.3%	(3.2)%
Value creation ratio from dividends declared to shareholders***	1.1	1.1	2.3	2.1
Value creation ratio	6.8%	1.6%	18.6%	(1.1)%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

CINF 2Q19 Release 16